SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 19, 2009

UNITED RESTAURANT MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53405	74-2958195
(State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

374 East 400 South, Suite #3, Springville, Utah		84663
Address of Principal Executive Offices		Zip Code

Registrants telephone number, including area code: (801) 489-4802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Forward Looking Statements

The statements contained in this report that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information.  Forward-looking statements include the information concerning the Company’s possible or assumed future results of operations, business strategies, need for financing, competitive position, potential growth opportunities, the effects of competition and the effects of future legislation or regulations.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct.  Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this report.  While it is not possible to identify all factors, management continues to face many risks and uncertainties including, but not limited to, the availability of suitable merger or acquisition candidates, the willingness of operating entities to acquire an interest in the Company, resolutions of conflicts of interest of management in selecting potential merger or acquisition candidates, the results of operations and profitability of the Company following the acquisition of a new business venture, the acceptance in the market of the products or services offered by the Company following an acquisition, and the ability of the Company to meet its financial obligations as a reporting company prior to any acquisition.  Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results could differ materially from those expected.  The Company disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

Item 1.01  Entry into a Material Definitive Agreement

On June 15, 2009, United Restaurant Management, Inc., a Delaware corporation (“URM”), entered into a definitive agreement (the “Agreement”) with World Logistics Services, Inc., a Delaware corporation (“WLS”).  WLS is a supply chain management, transportation and logistics services company targeting solutions to middle market companies in the U.S. and overseas.  The Agreement provides that, upon the terms and conditions set forth therein, URM will acquire the two operating subsidiaries of WLS through the purchase of all of the outstanding stock of the subsidiaries which is owned by WLS and continuing the operations of WLS through the subsidiaries which will become wholly owned subsidiaries of URM at closing (the “Subsidiaries Acquisition”).  The Agreement and the transaction contemplated thereby were approved by the boards of directors of URM and WLS, and will be submitted for approval by the stockholders of WLS before closing.  Approval of the Subsidiaries Acquisition by the stockholders of URM is not required.

As condition of closing the Agreement, URM has agreed to create two series of preferred stock to be designated as Series A preferred stock and Series B preferred stock.  The Series A preferred shares will be convertible into common shares after 18 months at the rate of 10 common shares for each preferred share converted and will have super voting rights of 10 votes per share with the common stock.  The Series B preferred shares will have similar voting rights but will not be convertible.  The Agreement provides that at closing URM will issue 700,000 shares of Series A preferred stock and 500,000 shares of Series B preferred stock to Kevin Brennan, the President and a director of WLS.  The consideration for the preferred shares will be $125,000, of which $25,000 has been paid to URM and the balance of which will be evidenced by a six month non-recourse promissory note secured by the preferred shares.  It is anticipated that the promissory note will be assigned to the holders of outstanding promissory notes of URM and any other persons to whom URM is indebted, and will be used in part as consideration to purchase and retire outstanding common shares of URM at closing.  URM is not expected to retain any interest in the promissory note.

Pursuant to the Agreement, URM will complete a “reverse acquisition” in which URM will acquire the subsidiaries of WLS which will thereby become subsidiaries of URM.  Upon completion of the Subsidiaries Acquisition, URM will adopt and continue implementing WLS’s business plan.  Further, upon completion of the Subsidiaries Acquisition, the sole director of URM, who is also its President, Secretary, and Treasurer, will resign and Kevin Brennan and Larry Berry, current officers and directors of WLS, will be appointed officers and directors of URM.  The closing of the Subsidiaries Acquisition is expected to take place on or about June 30, 2009.   At that time, URM will also acquire the 2,222,223 shares of its common stock owned by Mr. White and 1,442,895 additional shares from two other shareholders.

Under the terms of the Agreement, upon the closing of the Subsidiaries Acquisition, WLS will receive 5,500,000 shares of common stock of URM in exchange for all the outstanding shares of the two subsidiaries of WLS.  On a fully diluted basis, the shareholders of URM at closing, excluding the 3,665,118 shares which are to be cancelled, will own approximately 17% of the common stock of URM immediately following closing.  Also on a fully diluted basis, WLS will own approximately 37% of the post-merger company’s outstanding shares and the holder of the convertible Series A preferred stock will own approximately 47%  of the common stock on a fully diluted basis.  In addition, the holder of the Series A and Series B preferred stock will control 60% of the voting control of URM.

URM and WLS have made customary representations, warranties and covenants in the Agreement.  The closing of the Subsidiaries Acquisition is subject to customary closing conditions, including, without limitation, the adoption of the Agreement by the holders of a majority of the outstanding shares of common stock of WLS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Restaurant Management, Inc.

Date:  June 19, 2009

/s/ Steven L. White

Steven L. White, President

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